UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2013

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Summit Avenue, Suite 22 Summit, New Jersey		07901
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 13, 2013, Protalex, Inc., a Delaware corporation (OTCBB: PRTX) (the “Company”) borrowed an additional $2.0 million from Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”) and the Company’s existing secured lender. The Company issued a secured promissory note to Niobe in the principal amount of $2.0 million (the “May 2013 Secured Note”) evidencing the loan. The May 2013 Secured Note bears interest at a rate of 3% per annum and matures on May 13, 2015.

The Company’s obligations under the May 2013 Secured Note, and all prior borrowings from Niobe, are secured by a security agreement granting Niobe a security interest in substantially all of the Company’s personal property and assets, including its intellectual property (the “Security Agreement”).  In addition, payment of the principal and accrued interest on the May 2013 Secured Note will, at Niobe’s election, automatically become immediately due and payable if the Company undertakes certain Fundamental Transactions or upon an Event of Default, both as defined in the May 2013 Secured Note.

The foregoing descriptions of the May 2013 Secured Note and the Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	$2.0 Million Secured Promissory Note dated May 13, 2013.
10.1	Seventh Amended and Restated Security Agreement dated as of May 13, 2013, between the Company and Niobe Ventures, LLC.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Dated: May 14, 2013	By:	/s/ Arnold P. Kling
Arnold P. Kling
President

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